Exhibit 99.1

Willdan Reports First Quarter 2011 Financial Results

ANAHEIM, Calif., May 12, 2011 (BUSINESS WIRE) — Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its first quarter ended April 1, 2011.

For the first quarter of 2011, Willdan reported total contract revenue of $22.7 million and a net loss of $0.3 million, or $0.04 per share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: ““Our first quarter was a slow quarter, and our results reflect that. We continue to see solid growth opportunities across our businesses and we are investing in key personnel and technology so we are positioned to capitalize on them. As previously reported, based on our planned investments in the first half of 2011, we expect stronger profitability in the second half of the year.”

First Quarter 2011 Results

For the first quarter of fiscal 2011, revenue was $22.7 million, up $5.8 million, or 34.2%, from revenue of $17.0 million for the comparable period last year. On a sequential basis, revenue was up $2.8 million, or 14.4%, from the fourth quarter of 2010. Loss from operations was $0.3 million for the first quarter of fiscal 2011, as compared to income from operations of $0.4 million for the comparable period last year. On a sequential basis, loss from operations was down $0.3 million from income from operations of $30,000 for the fourth quarter of 2010.

Net loss was $0.3 million for the first quarter of fiscal 2011, as compared to net income of $0.4 million for the comparable period last year and net income of $0.3 million for the fourth quarter of 2010.

Basic and diluted loss per share for the first quarter of fiscal 2011 was $0.04 as compared to earnings per share of $0.05 for the comparable period last year.

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Willdan generated $0.7 million in cash flow from operations in the first quarter of fiscal 2011.

	Three Months Ended
In thousands (except per share data)	April 1, 2011	April 2, 2010
Revenue	$22,742	$16,951

(Loss) income from operations	(280)	385
Interest income	2	5
Interest expense	(18)	(8)
Other, net	5	10
Income tax expense	—	—
Net (loss) income	$(291)	$392

Basic and diluted (loss) earnings per share	$(0.04)	$0.05

Weighted average shares outstanding:

Basic	7,251	7,223
Diluted	7,251	7,230

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net (loss) income plus net interest expense, depreciation and amortization, lease abandonment (recapture) and gain on sale of assets. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income. Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period to period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased $0.6 million to $10,000 for the three months ended April 1, 2011 from $0.6 million for the comparable period last year.

The following is a reconciliation of net (loss) income to Adjusted EBITDA:

	Three Months Ended
In thousands	April 1, 2011	April 2, 2010
Net (loss) income	$(291)	$392
Interest income	(2)	(5)
Interest expense	18	8
Gain on sale of assets	(2)	(6)
Depreciation and amortization	274	271
Lease abandonment (recapture)	13	(11)
Adjusted EBITDA	$10	$649

Liquidity and Capital Resources

Willdan had $7.2 million in cash and cash equivalents at April 1, 2011, compared with $6.6 million at December 31, 2010. Willdan has a $5.0 million bank revolving line of credit, with $1.2 million in outstanding borrowings at the quarter’s end.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on May 12, 2011 at 5:00 p.m. Eastern/2:00 p.m. Pacific, to further discuss the Company’s financial results.

Interested parties may participate in the conference call by dialing 800-762-8779 (480-629-9771 for international callers). When prompted, ask for the “Willdan Group, Inc., First Quarter 2011 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through May 26, 2011, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4437628. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 45 years ago, Willdan is a provider of professional technical and consulting services to small and mid-sized public agencies, large public utilities and, to a lesser extent, private industry primarily located in California, New York and Arizona. Willdan provides a broad range of services to clients, including civil engineering and planning, energy efficiency and sustainability, economic and financial consulting, and homeland security and communications and technology. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 31, 2010 filed on March 29, 2011. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,185,000	$6,642,000
Accounts receivable, net of allowance for doubtful accounts of $685,000 and $959,000 at April 1, 2011 and December 31, 2010, respectively	13,745,000	14,484,000
Costs and estimated earnings in excess of billings on uncompleted contracts	11,973,000	11,343,000
Other receivables	110,000	176,000
Prepaid expenses and other current assets	1,538,000	1,714,000
Total current assets	34,551,000	34,359,000

Equipment and leasehold improvements, net	1,540,000	1,496,000
Goodwill	12,475,000	12,475,000
Other intangible assets, net	82,000	95,000
Other assets	397,000	407,000
Deferred income taxes, net of current portion	622,000	622,000
Total assets	$49,667,000	$49,454,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,106,000	$1,223,000
Borrowings under line of credit	1,208,000	1,000,000
Accounts payable	4,630,000	5,380,000
Accrued liabilities	6,224,000	5,985,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,846,000	1,041,000
Current portion of notes payable	79,000	90,000
Current portion of capital lease obligations	193,000	173,000
Current portion of deferred income taxes	1,407,000	1,407,000
Total current liabilities	16,693,000	16,299,000

Notes payable, less current portion	130,000	131,000
Capital lease obligations, less current portion	131,000	96,000
Deferred lease obligations	746,000	766,000
Total liabilities	17,700,000	17,292,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,257,000 and 7,246,000 shares issued and outstanding at April 1, 2011 and December 31, 2010, respectively	72,000	72,000
Additional paid-in capital	33,861,000	33,765,000
Accumulated deficit	(1,966,000)	(1,675,000)
Total stockholders’ equity	31,967,000	32,162,000
Total liabilities and stockholders’ equity	$49,667,000	$49,454,000

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 WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 1,	April 2,
	2011	2010

Contract revenue	$22,742,000	$16,951,000

Direct costs of contract revenue:
Salaries and wages	6,371,000	5,014,000
Subconsultant services	7,226,000	1,937,000
Other direct costs, net	(34,000)	1,342,000
Total direct costs of contract revenue	13,563,000	8,293,000
Gross profit	9,179,000	8,658,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,561,000	4,442,000
Facilities and facilities related	1,078,000	1,094,000
Stock-based compensation	54,000	80,000
Depreciation and amortization	257,000	271,000
Other	2,509,000	2,386,000
Total general and administrative expenses	9,459,000	8,273,000
(Loss) income from operations	(280,000)	385,000

Other (expense) income, net:
Interest income	2,000	5,000
Interest expense	(18,000)	(8,000)
Other, net	5,000	10,000
Total other (expense) income, net	(11,000)	7,000
(Loss) income before income taxes	(291,000)	392,000

Income tax expense (benefit)	—	—
Net (loss) income	$(291,000)	$392,000

(Loss) earnings per share:
Basic and diluted	$(0.04)	$0.05

Weighted-average shares outstanding:
Basic	7,251,000	7,223,000
Diluted	7,251,000	7,230,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	April 1, 2011	April 2, 2010
Cash flows from operating activities:
Net (loss) income	$(291,000)	$392,000
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	274,000	271,000
Lease abandonment expense (recovery), net	13,000	(11,000)
Gain on sale of equipment	(2,000)	(6,000)
Provision for doubtful accounts	10,000	39,000
Stock-based compensation	54,000	80,000
Changes in operating assets and liabilities:
Accounts receivable	729,000	1,442,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(630,000)	(3,793,000)
Other receivables	66,000	24,000
Prepaid expenses and other current assets	176,000	(407,000)
Other assets	10,000	(17,000)
Accounts payable	(750,000)	(517,000)
Accrued liabilities	239,000	1,387,000
Billings in excess of costs and estimated earnings on uncompleted contracts	805,000	(145,000)
Deferred lease obligations	(33,000)	(83,000)
Net cash provided by (used in) operating activities	670,000	(1,344,000)

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(201,000)	(140,000)
Proceeds from sale of equipment	1,000	8,000
Net cash used in investing activities	(200,000)	(132,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	(117,000)	328,000
Payments on notes payable	(35,000)	(15,000)
Proceeds from notes payable	23,000	—
Borrowings under line of credit	7,237,000	1,943,000
Repayments on line of credit	(7,029,000)	(1,943,000)
Principal payments on capital lease obligations	(48,000)	(37,000)
Proceeds from sales of common stock under employee stock purchase plan	42,000	47,000
Net cash provided by financing activities	73,000	323,000
Net increase (decrease) in cash and cash equivalents	543,000	(1,153,000)
Cash and cash equivalents at beginning of the period	6,642,000	8,445,000
Cash and cash equivalents at end of the period	$7,185,000	$7,292,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$23,000	$10,000
Income taxes	—	2,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$103,000	$38,000

SOURCE:  Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com